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                                                                   Exhibit 10.21



                              REVOLVING CREDIT NOTE
                              ---------------------

$35,000,000                                                         July 9, 1998

         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, Office Centre Corporation ("Borrower"), a Delaware corporation, promises to pay, in lawful money of the United States, to the order of First Union National Bank ("Lender"), at the offices of Agent at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19107 (or at such other address as Agent may designate from time to time to Borrower), on the Revolving Credit Maturity Date the principal sum of Thirty-Five Million ($35,000,000) Dollars or such lesser sum which represents the outstanding principal unpaid balance of unpaid Loans under that certain Loan and Security Agreement dated the date hereof by and among Borrower, Agent and the Lenders now or hereafter parties thereto (as it may hereafter be supplemented, amended, extended or replaced from time to time, the "Loan Agreement"). The actual amount due and owing from time to time hereunder shall be evidenced by Lender's records of receipts and disbursements with respect to Advances and payments with respect to the Revolving Credit, which shall be conclusive evidence of such amount, absent manifest error. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Loan Agreement.

         Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the applicable per annum rates set forth in Sections 2.3 and 2.4 of the Loan Agreement. Interest shall be calculated in the manner described in and shall be due and payable on the dates set forth in the Loan Agreement. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms hereof or of the Loan Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

         This Revolving Credit Note ("Note") is a Revolving Credit Note referred to in the Loan Agreement and shall evidence Borrower's unconditional obligation to repay the balance of Loans owing to Lender outstanding from time to time under the Revolving Credit, with interest thereon and Expenses in connection therewith. If Borrower fails to make any payment required hereunder or if an Event of Default occurs under the Loan Agreement, Agent shall thereupon have the option at any time and from time to time, to declare the unpaid principal balance of this Note along with accrued and unpaid interest and Expenses to be immediately due and payable and to exercise all rights and remedies set forth herein and in the other Loan Documents, as well as all rights and remedies otherwise available to Agent at law or in equity, to collect the unpaid indebtedness hereunder and thereunder on behalf of Lender. This Note is secured by the Collateral described in the Loan Agreement. All rights and remedies of Agent shall be cumulative not alternative.


         This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

         Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Lender or Agent to exercise any right hereunder shall not be

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construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Lender or Agent of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Borrower agrees to reimburse Agent for all Expenses, including, without limitation, attorneys' fees, reasonably incurred by Agent to enforce the provisions of this Note, to protect, preserve and defend Agent and/or Lender's rights under the Loan Documents, and collect Borrower's Obligations hereunder as described in the Loan Agreement.

         Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth in the Loan Agreement.

         The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. No modification hereof shall be binding upon Lender unless accepted in writing by Lender. This Note shall bind and benefit Borrower and Lender, and their respective successors and assigns.

         IN ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE MATTERS CONTAINED IN THIS NOTE OR ANY OF THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH IN WHICH LENDER (OR AGENT ON LENDER'S BEHALF) AND BORROWER ARE ADVERSE PARTIES, LENDER AND BORROWER WAIVE TRIAL BY JURY.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

         This Note has been executed and delivered by Borrower by a duly authorized officer of Borrower on the date first set forth above.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

                                            OFFICE CENTRE CORPORATION


Witness: /s/ Leigh M. Meaders               By: /s/ Joseph E. Hajjar
        -----------------------                 ---------------------------
Name: Leigh M. Meaders                      Name: Joseph E. Hajjar
                                            Title: CFO, SVP, Secretary
                                                   and Treasurer


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